UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): April 4, 2011

Entia Biosciences, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 910 Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2012, Entia Biosciences, Inc. entered into a Commercial Lease agreement with Lanz Properties, LLC for 13,081 square feet of office and warehouse space located at 13565 S.W. Tualatin-Sherwood Road, Suite 800, Sherwood, Oregon 97140.  The new lease commences June 1, 2012 and will terminate on July 31, 2015.  No rent will be payable until October 2012.  The base monthly rental rate will start at $3,160, increasing to $3,260 in October 2013, and then $3,343 in June 2014.

Entia’s current two leases for 3,400 square feet at 14889 S.W. Tualatin-Sherwood Road #205, Sherwood, Oregon 97140, have a base monthly rent of $2,400 and are scheduled to end on May 31, 2012.  Management believes that the new facility offers a better location and configuration for its biotechnology activities and provides significantly more space for manufacturing, fulfillment, and administration over the next three years.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1

Commercial Lease between Entia Biosciences, Inc. and Lanz Properties, LLC dated March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: April 10, 2012	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO